Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of Aspen Group, Inc. of our report dated July 27, 2016, on the consolidated financial statements of Aspen Group, Inc. for the years ended April 30, 2016 and 2015, included in Form 10-K filed on July 27, 2016.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

December 13, 2016